1 Amalgamated Financial Corp. Renewables Lending Portfolio Presentation November 2025

Renewables Lending Portfolio Composition

RENEWABLES COMPOSITION BY LOAN TYPE
(%)



0.3%
5.5%
6.3%
11.2%
41.6%
$829mm
35.1%
Project Finance - Term Loan
Project Finance - Constuction
Project Finance - Tax Equity
C-PACE Warehouse Line of Credit
Inventory Line
Other

RENEWABLES COMPOSITION BY IMPACT SECTOR
(%)



14.4%
1.6%
2.1%
7.6%
47.1%
$829mm
10.0%
17.2%
Solar - Distributed
Solar - Utility
Solar - Commercial
Battery Storage
Solar - Residential
Wind - Utility
Other

% of Renewables Loans with confirmed Notice to Proceed (NTP):

100%

% of Commercial Solar Loans with in-place Utility interconnect:

100%

% of Tax Equity/Tax Credit Bridge Loans that are fully committed:

96%

Total % of Pass-Rated Renewables Loans:

96%

RISK RATING PROFILE BY LOAN TYPE

Loan Type	Criticized/ Classified ($mm)	% Total C&I	% Total Loans
PF - Term	$30.1	2.4%	0.6%
PF - Construction	$5.5	0.4%	0.1%
PF - Tax Equity	$0.0	—%	—%
Non-Project Finance	$0.5	0.04%	0.01%
Totals	**$36.1**	2.8%	0.8%

RISK RATING PROFILE BY IMPACT SECTOR

Loan Type	Criticized/ Classified ($mm)	% Total C&I	% Total Loans
Solar - Distributed	$13.4	1.1%	0.3%
Solar - Utility	$7.2	0.6%	0.2%
Solar - Commercial	$1.6	0.1%	0.03%
Battery Storage	$0.0	—%	—%
Wind - Utility	$13.4	1.1%	0.3%
Solar - Residential	$0.5	—%	0.01%
Other	$0.0	—%	—%
Totals	**$36.1**	2.8%	0.8%

amalgamated FINANCIAL CORP.

All data as of 9/30/2025 unless otherwise noted

2

3 15.7% 12.4% 10.7% 7.0% 5.7% 5.4% 3.7% 39.4% NY CA TX DC IL ME MA Other Renewables Portfolio Detail RENEWABLES LOAN PROJECT SITES SPLIT BY GEOGRAPHY1 (%) RENEWABLES LOAN TYPE BY MATURITY ($mm) $70 $184 $53 $40 $170 $73 $132 $59 $47 Project Finance - Term Loan Project Finance - Constuction Project Finance - Tax Equity C-PACE Warehouse Line of Credit Inventory Line Other 2025 2026 2027 2028 2029 2030 2031 2032 2033+ All data as of 9/30/2025 unless otherwise noted 1 Geographic split of Renewables loan projects calculated using data from 12/31/2024